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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Washington Post Company (the "Company") of our report dated February 1, 1994 appearing on page 24 of the Annual Report on Form 10-K for the year ended January 2, 1994, and of our report dated April 22, 1994 related to the combined financial statements of KPRC and KSAT Television Stations (business units of H&C Communications, Inc.) appearing in the current report on Form 8-K of the Company dated April 22, 1994.



PRICE WATERHOUSE

Washington, DC
June 23, 1994